Exhibit 99.1
APPENDIX A
Dividend Dates (1)

Record Date	Payment Date
February 8, 2007	March 8, 2007
May 10, 2007	June 7, 2007
August 9, 2007	September 6, 2007
November 8, 2007	December 6, 2007
Relevant Dates for Investments Subject to Waiver

Threshold Price and		Pricing Period
Waiver Discount Set Date	Payment Due Date	Commencement Date	Investment Date
December 26, 2006	January 2, 2007	January 3, 2007	January 22, 2007
January 29, 2007	February 2, 2007	February 5, 2007	February 22, 2007
February 27, 2007	March 5, 2007	March 6, 2007	March 22, 2007
March 28, 2007	April 3, 2007	April 4, 2007	April 23, 2007
April 27, 2007	May 3, 2007	May 4, 2007	May 22, 2007
May 30, 2007	June 5, 2007	June 6, 2007	June 22, 2007
June 27, 2007	July 3, 2007	July 5, 2007	July 23, 2007
July 30, 2007	August 3, 2007	August 6, 2007	August 22, 2007
August 28, 2007	September 4, 2007	September 5, 2007	September 21, 2007
September 27, 2007	October 3, 2007	October 4, 2007	October 22, 2007
October 30, 2007	November 5, 2007	November 6, 2007	November 23, 2007
November 28, 2007	December 4, 2007	December 5, 2007	December 21, 2007

(1)	The dates indicated are those expected to be applicable under the DSPP with respect to future dividends, if and when declared by the board of directors. The actual record and payment dates will be determined by the board of directors.